Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-254792 and 333-262953) on Form S-8 and (No. 333-264083) on Form S-3 of our report dated February 23, 2023, with respect to the financial statements of Edgewise Therapeutics, Inc.

/s/ KPMG LLP

Denver, Colorado

February 23, 2023